Exhibit A

# UNSECURED PROMISSORY NOTE

**$990,470.55** Date: September 4, 2019

FOR VALUE RECEIVED, Unifoil Corporation, a New Jersey corporation having an address at 12 Daniel Road, Fairfield, New Jersey 07004 (hereinafter referred to as the "Maker" or "Undersigned"), promises to pay to the order of Raghunathan Sarma (the "Lender") at 2201 Collins Ave. Unit 1607, Miami Beach, FL 33139, or at such other place as may be designated in writing by the holder of this Note (the "Holder"), the principal sum of NINE HUNDRED NINETY THOUSAND FOUR HUNDRED SEVENTY AND FIFTY FIVE ONE HUNDREDTHS ($990,470.55) DOLLARS in lawful money of the United States of America, which sum, together with interest from the date of this Note on the unpaid principal balance at the rate of Six and Fifty One Hundredths (6.5%) Percent per annum, shall be payable interest only on October 1, 2019 in the amount of FOUR THOUSAND SIX HUNDRED FORTY NINE AND SEVENTY ONE ONE HUNDREDTHS ($4,649.71) DOLLARS and thereafter in equal monthly installments of SIX THOUSAND NINE HUNDRED TWENTY FOUR AND SIX ONE HUNDREDTHS ($6,924.06) DOLLARS per month over a period of Two Hundred and Seventy Six (276) Months, beginning with a first payment on November 1, 2019 and continuing on 1st of each calendar month thereafter until the final payment is made on October 1, 2042, at which time all remaining principal and accrued interest, if not sooner paid, shall be paid in full.

1. Maturity Date. The Maturity Date of this Loan shall be the earlier of (i) October 1, 2042; or (ii) the date of acceleration of the Loan upon an event of default.

2. Application of Payments. All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

3. Post Maturity Date Interest Rate. Unpaid principal after the Maturity Date shall accrue interest at a rate of One (1.0%) Percent per month, compounded monthly, until paid in full for each complete month running from the Maturity Date until the entire amount due and owing on this Note has been paid in full.

4. Time and Manner of Payment. Any payment to be made by the Undersigned to the Lender pursuant to the terms of this Note shall be tendered by the Undersigned to the Lender in immediately available funds, during normal banking hours on any banking business day or, if mailed to the Lender, such payment shall be mailed timely in such a manner as to be delivered on or before the due date for such payment, provided however, if such payment becomes due on a non-banking day, then such payment shall be stated to be due on the next banking business day, and such payment shall be made on such next banking business day and tendered on such day or timely mailed in such a manner as to be delivered on or before such next banking business day.

5. Acceleration of Debt. If any payment obligation under this Note is not paid when within Ten (10) Days of the date due, the remaining unpaid principal balance and any accrued interest shall become due and payable immediately at the option of the Lender.

6. Prepayment. If and to the extent the Loan is prepaid, there shall be a prepayment penalty in an amount equal to the sum of ONE HUNDRED EIGHT SIX THOUSAND TWO HUNDRED THIRTY FIVE AND FORTY SEVEN ONE HUNDREDTH ($186,235.47) DOLLARS less the sum of SIX HUNDRED SEVENTY FOUR AND SEVENTY SEVEN ONE HUNDREDTHS ($674.77) DOLLARS for each complete calendar month passing

prior to the prepayment beginning with the month of October 2019.

7. Security. This Note is unsecured.

8. Late Payment Penalty. Any monthly payment made more than Ten (10) Days after the date due shall be subject to a late payment penalty in an amount equal to Ten (10%) Percent of the amount paid late.

9. Default Rate of Interest. There shall be no "default rate of interest" with the enhanced rate of interest provided for in Section 3 of this Note, above, effectively constituting the default rate of interest.

10. Default. If any of the following events of default occur, this Note and any other obligations of the Maker to the Lender, shall become due immediately, without demand or notice:

a. The failure of the Maker to make any payment of principal or interest due during the term of this Note within Fifteen (15) Days of the date such payment is due.

b. The failure of the Maker to pay the principal and any accrued interest in full on or before the Maturity Date.

c. The filing of Bankruptcy proceedings by the Maker as a debtor.

d. The filing of involuntary Bankruptcy proceedings or proceedings for the appointment of a receiver against the Maker by a third party if the Maker does not cause the proceedings to be dismissed within 60 days of the date the proceedings are filed.

e. The application by the Maker for the appointment of a receiver for the Maker.

f. The making of a general assignment for the benefit of the Maker's creditors.

g. The insolvency of the Maker.

h. A misrepresentation by the Maker to the Lender for the purpose of obtaining or extending credit.

11. Collection Costs. If any payment obligation under this Note is not paid when due, the Maker promises to pay all costs of collection, including reasonable attorneys' fees, whether or not a lawsuit is commenced as part of the collection process. Should this Note be placed in the hands of an attorney for collection, or if action be instituted on it, all parties now or in the future liable for the indebtedness evidenced by this Note, jointly and severally agree to pay all costs and expenses of the collection or enforcement action including reasonable attorneys' fees and disbursements (including such costs, fees and disbursements incurred on appeal of any litigation) in addition to the amount otherwise found due and further agree that such costs and reasonable attorneys' fees and disbursements will be added to the then balance of principal and treated as a part thereof for all purposes under this Note.

12. Severability of Provisions. If any one or more of the provisions of this Note are determined to be unenforceable, in whole or m part, for any reason, the remaining provisions shall remain fully operative.

13. Miscellaneous. All payments of principal and interest on this Note shall be paid in the legal currency of the United States. The Maker waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note shall affect the liability or the obligations of the Maker.

All rights of the Lender under this Note are cumulative; may be exercised concurrently or consecutively at the Lender's option; and are not exclusive of any rights and remedies that Holder may otherwise possess whether under the terms of this Note and/or the terms of any guaranty provided to further secure the Lender's or Holder's rights under this Note and/or the Mortgage.

The invalidity or unenforceability of any particular provision of this Note shall not affect the other provisions hereof, and the Note shall be construed in all respects as if such invalid or unenforceable provisions were omitted from this Note.

Any legal holder of this Note may, without notice and without releasing the liability of any maker or guarantor of this Note, grant extensions or renewals of this Note from time to time and for any term or terms.

Any legal holder of this Note shall not be liable for or prejudiced by failure to collect or for lack of diligence in bringing suit on this Note or any renewal or extension of this Note.

No delay by Holder in enforcing any covenant or right under this Note will be deemed a waiver of any covenant or right and no waiver by Holder of any particular provision of this Note will be deemed a waiver of any other provision or a continuing waiver of any particular provision, and except as so expressly waived in writing, all provisions will continue in full force and effect.

Unless the context requires otherwise and unless otherwise defined either in this Note, all terms used in this Note that are defined in the Uniform Commercial Code of New Jersey shall have the meanings stated in that Code.

14. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to New Jersey's principles pertaining to conflicts of law.

15. Notices. All notices under this Note shall be in a writing signed by the party providing such notice and mailed to the party to whom such notice is being given addressed to the address set forth below for such party or to such other address within the United States of America as the party to whom the notice is to be given has previously notified the party providing such notice to use in accordance with this notice provision. All notices shall be transmitted by ordinary and certified return receipt requested United States mail, postage prepaid, and transmission properly addressed shall be deemed conclusive proof of receipt. The addresses for purposes of notices under this Note are as follows:

| | |
|---|---|
| If to the Lender: | Raghunathan Sarma<br>2201 Collins Ave. Unit 1607<br>Miami Beach, FL 33139<br><br>E-Mail: pat.sarma@gmail.com |
| If to the Maker: | Unifoil Corporation<br>12 Daniel Road<br>Fairfield, NJ 07004 |

16. Authority of Maker. Maker represents, agrees and acknowledge that Joseph Funicelli is an authorized officer or member of the Maker and that he has full power and authority to bind the Maker to the terms of this Note. Furthermore, the Maker acknowledges that the execution of this Note is pursuant to the legitimate business purposes of the Maker.

17. Successors and Assigns. This Note shall be binding upon the Maker and the Maker's heirs, personal representatives, successors and assigns, and shall be for the benefit of the Lender and the Lender's heirs, personal representatives, successors and assigns.

18. Exclusive Jurisdiction, Forum. Maker and Lender hereby consent to in personam jurisdiction in the state courts of the State of New Jersey and the Federal District Court located in the State of New Jersey for any dispute arising out of or in connection with this Note and further agree that the exclusive forum for the resolution of any dispute arising out of or in connection with this Note shall be the state courts of the State of New Jersey and the Federal District Court located in the State of New Jersey.

19. Modification. This Note may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

20. Waiver of Jury Trial. Any and all rights to trial by jury in any action or proceeding based hereon are specifically waived by the Maker. The Maker acknowledges that this waiver was specifically negotiated by the parties hereto.

IN WITNESS WHEREOF, this Note has been executed under Seal and delivered in the manner prescribed by law as of the date first written above.

Maker:

Unifoil Corporation (Under Seal)

By: ______________________

Joseph J. Funicelli, President